Exhibit 99.1

News Release	For Immediate Release
November 15, 2010
Greer Bancshares Incorporated	For Additional Information
1111 West Poinsett Street	Contact: Ken Harper
Greer, SC 29650	Phone: (864) 848-5104

Non-cash Accounting Charge Impacts Greer Bancshares Incorporated Third

Quarter 2010 Performance

GREER, SC —Greer Bancshares Incorporated, the parent company of Greer State Bank, today reported a net loss of $(5,812,000) before TARP-related costs of $161,000, resulting in a net loss attributed to common shareholders of $(5,973,000), or $(2.40) per diluted share of common stock, for the quarter ended September 30, 2010. This third quarter 2010 net loss compares to the Company’s net income of $630,000 before TARP-related costs and net income of $472,000 available to common shareholders after TARP-related costs, or $0.19 per diluted share of common stock, for the quarter ended September 30, 2009.

On a year to date basis through September 30, 2010, the Company reported a net loss of $(6,732,000) before TARP-related costs of $480,000. The year to date net loss attributed to common shareholders totals $(7,212,000), or $(2.90) per diluted common share, which compares to net income available to common shareholders of $175,000 after TARP-related costs, or $0.07 per diluted common share, for the first nine months of 2009.

The Bank continues to remain well-capitalized, with management continuing to pursue strategies to further enhance its capital position in the quarters ahead.

Provisions for loan losses totaled $3,248,000 in this most recent quarter, primarily reflective of continued credit weaknesses and declining appraisal valuations on non-performing or under-performing loans, largely secured by commercial real estate. Based upon current market and portfolio conditions, this sizeable adjustment to the loan loss provision was deemed appropriate, bringing the allowance for loan losses up to $8,669,000 or 3.03% of gross loans as of September 30, 2010, which compares to $6,315,000 or 2.05% of gross loans as of December 31, 2009.

The effects of the extended recession continue to negatively impact the Bank’s performance. Due to the volatility in the loan portfolio, it is difficult to reasonably predict future taxable income which has necessitated the need for a valuation allowance for the net deferred tax asset, or future tax credit, of $4,867,000. The amount of non-cash accounting charge for the third quarter ended September 30, 2010 relating to this deferred tax asset was $3,129,000. Under certain circumstances, accounting standards allow this charge to be recaptured and taken back into income as the Bank is able to return to consistent levels of net income.

Ken Harper, President and Chief Executive Officer reports: “Contributions to the loan loss reserve and expenses relating to loan collection continue to drive overall Bank performance during this very difficult time, and overshadow other performance metrics which are illustrative of positive results. Net interest income and non interest income levels for the nine months ended September 30, 2010 compare favorably to the same period in 2009, while operating expenses exclusive of OREO costs have been managed to levels below those experienced in the first nine months of 2009.” Harper concludes: “We will continue to focus on controlling those aspects of our business which are more fully within our control, which include consistent discipline with regard to appropriate loan grade assignments and loan loss reserve recommendations, diligent but professional loan collection efforts, core deposit growth strategies, and emphasis on capital preservation and enhancement over time. We look for 2011 to offer only modest improvement in economic conditions including local employment levels and perhaps construction/real estate activity. But we will manage the Company so as to weather the storm, and reposition for growth in shareholder value as conditions improve.”

Greer State Bank’s asset base stands at $445 million as of September 30, 2010, in comparison to total assets of approximately $477 million as of December 21, 2009. Emphasis on reducing non-core funding levels has shown effectiveness, as total Bank borrowings have been reduced by nearly $32 million through September 30, 2010 in comparison to the most recent year ended December 31, 2009. Core deposits have grown by $22.9 million in 2010. The Bank continues to maintain a top market share position in the Greer/Taylors communities.

Greer State Bank is now in its twenty-second year of operations and serves the greater Greer community with three branch offices and a fourth branch office in the Taylors community. Greer Bancshares Incorporated trades in the over the counter market and is quoted on the OTC Bulletin Board under the symbol GRBS.

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This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions, are intended to identify forward-looking statements. Actual results may differ materially from the results discussed in the forward-looking statements. The Company’s operating performance is subject to various risks and uncertainties including, without limitation:

•	significant increases in competitive pressure in the banking and financial services industries;

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reduced earnings due to higher credit losses owing to economic factors, including declining home values, increasing interest rates, increasing unemployment, or changes in payment behavior or other causes;

•	the concentration of our portfolio in real estate based loans and the weakness in the commercial real estate market;

•	increased funding costs due to market illiquidity, increased competition for funding or other regulatory requirements;

•	market risk and inflation;

•	level, composition and re-pricing characteristics of our securities portfolios;

•	availability of wholesale funding;

•	adequacy of capital and future capital needs;

•	our reliance on secondary sources of liquidity such as FHLB advances, federal funds lines of credit from correspondent banks and brokered time deposits, to meet our liquidity needs;

•	changes in the interest rate environment which could reduce anticipated or actual margins;

•	changes in political conditions or the legislative or regulatory environment, including recently enacted and proposed legislation;

•	adequacy of the level of our allowance for loan losses;

•	the rate of delinquencies and amounts of charge-offs;

•	the rates of loan growth;

•	adverse changes in asset quality and resulting credit risk-related losses and expenses;

•

general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;

•	changes occurring in business conditions and inflation;

•	changes in technology;

•	changes in monetary and tax policies;

•	loss of consumer confidence and economic disruptions resulting from terrorist activities;

•	changes in the securities markets;

•	ability to generate future taxable income to realize deferred tax assets;

•	ability to have sufficient liquidity at the parent holding company level to pay preferred stock dividends and interest expense on junior subordinated debt; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

For a description of factors which may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made. The Company undertakes no obligation to update any forward-looking statements made in this report.